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                                                                    EXHIBIT 21.1



                  BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC.
                             SUMMARY OF SUBSIDIARIES


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
                                             STATE OF       GOOD     OWN/LEASE
      SUBSIDIARY                          INCORPORATION   STANDING   PROPERTY    STATES OR COUNTRY QUALIFIED TO DO BUSINESS
--------------------------               ------------------------------------------------------------------------------------------

B.R. Blackmarr & Associates, Inc.              Texas         Yes      Lease     Texas, Oklahoma, Indiana, Florida, Mass.,
                                                                                California, Missouri, New York, Arkansas, New
                                                                                Jersey, Arizona, Louisiana, Georgia

BIT Group Services, Inc.                       Texas         Yes      Lease     Texas

Software Consulting Services America LLC        n/a          Yes      Lease     California, Missouri, Washington, Colorado, Arizona,
                                                                                New Hampshire, Texas, Illinois, Michigan, Ohio,
                                                                                Georgia

Integrated Controls, Inc.                    Louisiana       Yes      Lease     Louisiana, Texas

Software Innovators, Inc.                    Arkansas        Yes      Lease     Arkansas, Texas, Maine, Iowa, Illinois, Louisiana,
                                                                                Georgia, Mississippi

Software Consulting Services Pty. Ltd.          n/a          Yes      Lease     Australia

PROSAP Australia Pty. Ltd.                      n/a          Yes      Lease     Australia

Zelo Group, Inc.                            California       Yes      Lease     Not an active business

Cogent Technologies LLC                         n/a          Yes      Lease     Arizona, California, Texas, Utah

Total Business Quality Associates, Inc.       Nevada         Yes      Lease     Same as Software Consulting Services America LLC

Integrated Systems Consulting LLC               n/a          Yes      Lease     Same as Software Consulting Services America LLC
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